Exhibit 99.1

Adverum Biotechnologies, Inc. Reports

Third Quarter 2016 Financial Results

MENLO PARK, CA, November 8, 2016 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a gene therapy company committed to discovering and developing novel medicines for patients suffering from diseases with few or burdensome treatment options, today reported financial results for the third quarter ended September 30, 2016.

“Our new leadership team is focused on executing our plans to advance our three lead gene therapy programs into the clinic to address alpha 1 antitrypsin deficiency, wet AMD and hereditary angioedema,” said Amber Salzman, Ph.D., president and chief executive officer of Adverum Biotechnologies. “At recent scientific conferences, we have presented promising preclinical efficacy data on our two new anti-VEGF candidates for wet AMD, ADVM-022 and ADVM-032. These intravitreally administered therapies have the potential to minimize the treatment burden of frequent injections and maximize visual outcomes in patients living with this disease. For ADVM-043, our gene therapy for alpha 1 antitrypsin deficiency, we are upgrading to a robust, commercial-ready manufacturing process. We expect to initiate patient enrollment in a Phase 1/2 clinical trial in the fourth quarter of 2017. We have a strong AAV vector platform, AAV manufacturing technology expertise, an advancing pipeline of novel gene therapies, and a solid cash position, which we believe will enable us to develop important new treatment options for patients.”

Financial Results for the Three Months Ended September 30, 2016

•	Cash, cash equivalents and marketable securities were $231.3 million as of September 30, 2016, compared to $241.3 million as of June 30, 2016 and $259.1 million as of December 31, 2015.

•	Revenues, consisting of revenue from collaborative research, were $0.4 million for the three months ended September 30, 2016, compared to $1.0 million for the same period in 2015. Revenues for the three months ended September 30, 2015 included the recognition of a one-time milestone under a collaboration agreement.

•	Research and development expenses were $8.4 million for the three months ended September 30, 2016, compared to $7.5 million for the same period in 2015. This increase was primarily attributable to material production, preclinical study, and toxicology study expenses for the Company’s wet AMD, A1AT deficiency and HAE programs, partially offset by a decrease in stock-based compensation expense.

•	General and administrative expenses were $6.1 million for the three months ended September 30, 2016, compared to $7.6 million for the same period in 2015. This reduction was primarily due to a decrease in stock-based compensation expense, partially offset by an increase in severance-related and professional services expenses.

•	Goodwill impairment charge was $0.4 million for the three months ended September 30, 2016 and relates to an additional non-cash goodwill impairment charge recorded in connection with the Annapurna transaction that closed in May 2016. This non-cash charge is the result of the Company’s goodwill assessment that is based on its market capitalization relative to the carrying value of its net assets.

•	Net loss attributable to common stockholders was $14.3 million or $0.35 per basic and diluted share, for the three months ended September 30, 2016, compared to $14.1 million, or $0.55 per basic and diluted share, for the same period in 2015.

About Adverum Biotechnologies, Inc.

Adverum is a gene therapy company committed to discovering and developing novel medicines that can offer life-changing benefits to patients living with rare diseases or diseases of the eye who currently have limited or burdensome treatment options. Adverum has a robust pipeline that includes product candidates to treat wet AMD, A1AT deficiency, and hereditary angioedema. Leveraging a next-generation adeno-associated virus (AAV)-based directed evolution platform, the Company generates product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. Adverum has collaboration agreements with Regeneron Pharmaceuticals to research, develop, and commercialize gene therapy products for ophthalmic diseases and Editas Medicine to explore the delivery of genome editing medicines for the treatment of inherited retinal diseases. Adverum has clinical development expertise and core capabilities in vector optimization, process development, manufacturing, and assay development. For more information please visit www.adverum.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Adverum’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, financial condition and results of operations, the sufficiency of its cash, cash equivalents and marketable securities, as well as the advancement of, and anticipated development and regulatory milestones and plans related to, Adverum’s product candidates and preclinical and clinical studies, and the commercial potential of its product candidates, all of which are based on certain assumptions made by Adverum on current conditions, expected future developments and other factors Adverum believes are appropriate in the circumstances. Adverum may not consummate any plans or product or clinical development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that Adverum’s resources will not be sufficient for Adverum to conduct or continue planned development programs and planned clinical trials, the risk of a delay in the enrollment of patients in Adverum’s clinical studies or in the manufacturing of products to be used in such clinical studies, and the risk that Adverum will not be able to successfully develop or commercialize any of its product candidates. Risks and uncertainties facing Adverum are described more fully in Adverum’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts for Adverum:

Leone Patterson

Chief Financial Officer

Adverum Biotechnologies, Inc.

650-665-7222

lpatterson@adverum.com

Jill Steier

Senior Vice President

The Trout Group LLC

646-378-2946

jsteier@troutgroup.com

ADVERUM BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$231,271	$259,080
Prepaid expenses and other current assets	4,625	1,912

Total current assets	235,896	260,992
Property and equipment, net	4,335	3,187
Intangible assets	16,200	—
Deposits and other long-term assets	140	140

Total assets	$256,571	$264,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,844	$4,612
Restructuring liability	25	1,013
Current portion of deferred rent	89	66
Current portion of deferred revenue	1,691	883

Total current liabilities	10,649	6,574

Deferred rent, less current portion	378	447
Deferred revenue, less current portion	6,834	4,706
Deferred tax liability	2,025	—
Other liabilities	455	—

Total liabilities	20,341	11,727

Stockholders’ equity	236,230	252,592

Total liabilities and stockholders’ equity	$256,571	$264,319

ADVERUM BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Collaboration and license revenue	$395	$953	$967	$1,359

Operating expenses:
Research and development	8,362	7,523	23,772	18,270
General and administrative	6,146	7,631	19,578	16,733
Goodwill impairment charge	394	—	49,514	—

Total operating expenses	14,902	15,154	92,864	35,003

Operating loss	(14,507)	(14,201)	(91,897)	(33,644)

Other income (expense), net	206	117	544	285

Net loss attributable to common stockholders	$(14,301)	$(14,084)	$(91,353)	$(33,359)

Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.55)	$(2.66)	$(1.31)

Weighted-average common shares outstanding, basic and diluted	41,416	25,685	34,382	25,378